CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jonathan S. Horwitz, Principal Executive Officer, and Jeffrey White, Principal Financial Officer of Putnam Focused International Equity Fund (the “Registrant”), each certify to the best of their knowledge that:

1.  The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer Putnam Focused International Equity Fund	Principal Financial Officer Putnam Focused International Equity Fund

/s/ Jonathan S. Horwitz	/s/ Jeffrey White
Jonathan S. Horwitz	Jeffrey White

Date:	December 29, 2025	Date:	December 29, 2025

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.